EXHIBIT 10.5.2

                        BIO-REFERENCE LABORATORIES, INC.
                    2003 EMPLOYEE INCENTIVE STOCK OPTION PLAN

1. PURPOSE

         The purpose of the 2003 Employee Incentive Stock Option Plan (the "Plan") is to advance the interests of BIO-REFERENCE LABORATORIES, INC., a New Jersey corporation (the "Company"), by strengthening the Company's ability to attract and retain in its employ people of experience and ability, and to furnish additional incentives to Employees (as such term is hereinafter defined) of the Company and its subsidiaries upon whose judgment, initiative and efforts the successful conduct and development of its business largely depends, by encouraging them to become owners of the common stock, $.01 par value (the "Common Stock") of the Company.

         Accordingly, the Company may, from time to time, grant to such Employees as may be selected in the manner hereinafter provided, options to purchase the shares of the Company's Common Stock, upon the terms and conditions hereinafter established. The options to be granted shall be options which will qualify for incentive stock option treatment under the Internal Revenue Code of 1986, as amended ("ISO's").

2. AMOUNT AND SOURCE OF STOCK

         The aggregate number and class of shares which may be the subject of options granted pursuant to the Plan is 800,000 shares of Common Stock, $.01 par value, of the Company (the "Shares"), subject to adjustment as provided in Paragraph 10. Such Shares may be reserved or made available from the Company's authorized and unissued Shares or from Shares reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full, for any reason, including, without limitation, an option exchange pursuant to Paragraph 12 hereof, then any remaining Shares not purchased pursuant to such option shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan.

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3. ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board of Directors of the Company (the "Board"), or if so designated, by resolution of the Board, by a committee selected by the Board (the "Committee"), and to be composed of not less than two
(2) members to be appointed from time to time by such Board, and who, at any time they exercise discretion in administering the Plan and within one year prior thereto, shall have not been eligible for selection as a person to whom stock could have been allocated or to whom stock options or stock appreciation rights could have been granted pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates.

         The Board or, if so designated, the Committee, shall have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the Employees to whom options may be granted under the Plan, to determine the terms and provisions of the option agreements and to make all other determinations necessary or advisable for the administration of the Plan. The Board or, if so designated. the Committee, shall have full authority to amend the Plan; provided, however, that any amendment that (i) increases the number of Shares that may be the subject of stock options granted under the Plan, (ii) increases the period during which options may be granted or the permissible term of options under the Plan, or (iii) decreases the minimum exercise price of such options, shall only be adopted by the Board or, if so designated, the Committee, subject to shareholder approval. No amendment to the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under any option. Unless a different date is designated by the Board (or the Committee) the date on which the Board or, if so designated, the Committee adopts resolutions granting an option to a specified individual shall constitute the date of grant of such option (the "Date of Grant"); provided, however, that if the grant of an option is made subject to the occurrence of a subsequent event (such as, for example, the commencement of employment), the date on which such subsequent event occurs shall be the Date of Grant. The adoption of any such resolution by the majority of the members of the Board or, if so designated, the Committee, shall complete the necessary corporate action constituting the grant of said option and an offer of Shares for sale to said individual under the Plan.

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4. ELIGIBILITY

(a) Employees of the Company or subsidiaries of the Company, as determined by the Board or, if so designated, the Committee, shall be eligible to receive options hereunder; provided, however , that no option shall be granted hereunder to any person who, together with his spouse, children and trusts and custodial accounts for their benefit, immediately at the time of the grant of such option and assuming its immediate exercise, would beneficially own, within the meaning of Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code"), Shares possessing more than ten percent (10%) of the total combined voting power of all of the outstanding stock of the Company (a "Ten Percent Shareholder"), unless such an option granted to the Ten Percent Shareholder satisfies the additional conditions for options, designated as an ISO, granted to Ten Percent Shareholders set forth in subparagraph (c)(5) of Section 422 of the Code. For purposes of the Plan, an "Employee" shall include full and part time employees of the Company or any subsidiary of the Company who may also be officers and/or directors of the Company and/or any subsidiary; provided, however, that such options shall only be issued to employees eligible to receive such options as ISOs under the Code. Furthermore, for purposes of the Plan, a subsidiary shall mean any corporation of which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the outstanding shares of capital stock normally entitled to vote for the election of directors and any partnership of which the Company or a corporate subsidiary is a general partner. From time to time the Board or, if so designated, the Committee shall, in its sole discretion, within the applicable limits of the Plan, select from among the eligible individuals those persons to whom options shall be granted under the Plan, the number of Shares subject to each option, and the exercise price, terms and conditions of any options to be granted hereunder .

(b) Notwithstanding anything to the contrary herein, the Board, or if so designated, the Committee, shall only grant an option designated as an ISO to such persons who are eligible to receive an ISO pursuant to Section 422 of the Code.

5. OPTION PRICE; MAXIMUM GRANT

(a) The exercise price for the Shares purchasable under options granted pursuant to the Plan shall not be less than 100%, or, in the case of an option granted to a Ten Percent Shareholder,

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110% of the fair market  value per share of the Shares  subject to option  under the Plan at the Date of Grant, as determined by the Board or, if so designated, the Committee, in good faith. In determining the exercise price of an option granted pursuant to the Plan, the Board, or if so designated, the Committee, shall consider the closing price of the Common Stock on the date the option is granted (if listed on a national securities exchange), or the last sale price as reported by NASDAQ, or such other reasonable method as it selects based on market quotations. The exercise price for options granted pursuant to the Plan shall be subject to adjustment as provided in Paragraph 10.

(b) With respect to those options granted pursuant to the Plan, the aggregate fair market value, determined as of the Date of Grant, of the Shares subject to such options which may be granted to an individual and which are initially exercisable in any one calendar year, under this Plan and all other stock option plans of the Company and of any parent or subsidiary of the Company pursuant to which incentive stock options may be granted, shall not exceed $100,000. The Board, or Committee, may adopt a vesting schedule as it may determine in connection with any option granted under the Plan; provided, however, in no event shall an option granted pursuant to the Plan vest more than $100,000 in any one year, determined at the time of grant.

6. TERM OF OPTION

(a) Subject to the provisions of the Plan, the Board, or if so designated, the Committee, shall have absolute discretion in determining the period during which, the rate at which, and the terms and conditions upon which any option granted hereunder may be exercised, and whether any option exercisable in installments is to be exercisable on a cumulative or non-cumulative basis; provided, however, that no option granted hereunder shall be exercisable for a period exceeding ten (10) years or, in the case of an option granted to a Ten Percent Shareholder, five (5) years from the Date of Grant. Unless the resolution granting an option provides otherwise, each option granted hereunder shall, subject to the provisions of Paragraph 9 hereof, be exercisable for a period of ten (10) years or, in the case of an option granted to a Ten Percent Shareholder, five (5) years from the Date of Grant.

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(b) The grant of options by the Board or, if so designated, the Committee, shall be effective as of the date on which the Board or, if so designated, the Committee, shall authorize the option; provided, however, that no option granted hereunder shall be exercisable unless and until the holder shall enter into an individual option agreement with the Company which shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan and shall state that in the event of any
inconsistency   between  the  provisions  hereof  and  the  provisions  of  such agreement, the provisions of this Plan shall govern.


7. EXERCISE OF OPTIONS

An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Chief Financial Officer of the Company at its then principal office. Said notice shall specify the number of Shares for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment in full of the aggregate option price. Such payment shall be in the form of (i) cash or (ii) a bank draft or certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price. Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice, documentation and the aggregate option exercise price for all of the Shares covered by the notice shall be the date as of which the Shares so purchased shall be deemed to have been issued. The person entitled to exercise the option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this Paragraph 7.

8. EXERCISE AND CANCELLATION OF OPTIONS UPON TERMINATION OF EMPLOYMENT OR DEATH.

Except as set forth below, if a holder shall voluntarily or involuntarily terminate his service as an Employee of the Company or any subsidiary of the Company, or if his employment is terminated by the Company or a subsidiary for what the Company deems justifiable "cause," the option of such holder shall terminate upon the date of such termination of employment regardless of the

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expiration  date specified in such option.  If the  termination of employment is due to retirement (as defined by the Board or, if so designated, the Committee, in its sole discretion), the holder shall have the privilege of exercising any option which the holder could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company; provided, however, that such exercise must be accomplished within the term of such option and within three (3) months of the holder's retirement. If the termination of employment is due to disability (to an extent and in a manner as shall be determined by the Board or, if so designated, the Committee, in its sole discretion), he (or his duly appointed guardian or conservator) shall have the privilege of exercising any option that be could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the termination of his employment with the Company or any subsidiary of the Company. If termination of employment is due to the death of the holder, the duly appointed executor or administrator of his estate shall have the privilege at any time of exercising any option that the holder could have exercised on the date of his death; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the holder's death. For all purposes of the Plan, an approved leave of absence as defined under the Code or Regulations thereunder for an ISO shall not constitute interruption or termination of employment.

Nothing contained herein or in any option agreement shall be construed to confer on any option holder any right to be continued in the employ of the Company or any subsidiary of the Company or derogate from any right of the Company or any subsidiary of the Company to retire, request the resignation of or discharge such option holder, or to layoff or require a leave of absence of such option holder (with or without pay), at any time, with or without cause.

9. NON-TRANSFERABILITY OF OPTIONS

No option granted under the Plan shall be sold, pledged, assigned or transferred in any manner except to the extent that options may be exercised by an executor or administrator as provided in Paragraph 8 hereof. An option may be exercised, during the lifetime of the holder thereof, only by such holder or his duly appointed guardian or conservator in the event of his disability.

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10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

(a) If the outstanding Shares are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or other securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue additional Shares as a dividend or pursuant to a stock split, then the number and kind of Shares available for issuance pursuant to the exercise of options to be granted under this Plan and all Shares subject to the unexercised portion of any option theretofore granted and the option price of such options shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment in outstanding options under the Plan shall be made without change in the aggregate exercise price applicable to the unexercised portion of any such outstanding option. Distributions to the Company's shareholders consisting of property other than shares of Common Stock of the Company or its successors and distributions to shareholders of rights to subscribe for Common Stock shall not result in the adjustment of the Shares purchasable under outstanding options or the exercise price of outstanding options. Adjustments under this paragraph shall be made by the Board or, if so designated, by the Committee, whose determination thereof shall be conclusive and binding. Any fractional Share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding option. Nothing contained herein or in any option agreement shall be construed to affect in any way the right or power of the Company to make or become a party to any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.

(b) If, in the event of a merger or consolidation, the Company is not the surviving corporation, and in the event that the agreements governing such merger or consolidation do not provide for the substitution of new options or other rights in lieu of the options granted hereunder or for the express assumption of such outstanding options by the surviving corporation, or in the event of the dissolution or liquidation of the Company, the holder of any option theretofore granted under this Plan shall have the right not less than five (5) days prior to the record date for the determination of shareholders entitled to participate in such merger, consolidation, dissolution or liquidation, to exercise his option, in whole or in part, without regard to any

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installment  provisions that may have been made part of the terms and conditions of such option; provided, that any conditions precedent to such exercise set forth in any option agreement granted under this Plan, other than the passage of time, have been satisfied. In any such event, the Company will mail or cause to be mailed to each holder of an option hereunder a notice specifying the date that is to be fixed as of which all holders of record of the Shares shall be entitled to exchange their Shares for securities, cash or other property issuable or deliverable pursuant to such merger , consolidation, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified. In the event any then outstanding option is not exercised in its entirety on or prior to the date specified therein, all
remaining   outstanding  options  granted  hereunder  and  any  and  all  rights thereunder shall terminate as of said date.


11. GENERAL RESTRICTIONS

(a) No option granted hereunder shall be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or (ii) consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise prior thereto. In any such events, the exerciseability of such options shall be suspended and shall not be effective unless and until the grantee of such option has paid such withholding tax or listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exerciseability has been suspended.

(b) The Board or, if so designated, the Committee, may require, as a condition to the right to exercise an option, that the Company receive from the option holder, at the time of any such exercise, representations, warranties and agreements to the effect that the Shares are being purchased by the holder only for investment and without any present intention to sell or otherwise distribute such Shares and that the option holder will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations

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thereunder.   The  certificates  issued  to  evidence  such  Shares  shall  bear appropriate legends summarizing such restrictions on the disposition thereof.


12. EXCHANGE OF OPTIONS

The Board, or if so designated, the Committee, shall have the right to grant options hereunder that are granted subject to the condition that the grantee shall agree with the Company to terminate all or a portion of another option or options previously granted under the Plan. The Shares that had been issuable pursuant to the exercise of the option terminated in the exchange of options shall, upon such termination, again become available for issuance pursuant to the exercise of options under the Plan.

13. LOANS TO EMPLOYEES

The Board, or if so designated, the Committee, acting on behalf of the Company, shall have the authority and may, in its sole discretion, lend money to, or guaranty any obligation of, an Employee for the purpose of enabling such Employee to exercise an option granted hereunder; the amount of such loan or obligation, however, shall be limited to an amount no greater than fifty percent (50%) of the exercise price of such option. Any loan made hereunder shall bear interest at the rate of not less than the Base Rate of Chase Manhattan Bank, N.A. at the time of such loan plus one percent (1%) per annum; may be unsecured or secured in such manner as the Board, or the Committee, shall determine, including, without limitation, a pledge of the subject shares; and shall be subject to such other terms and conditions as the Board, or the Committee, may determine.

14. TERMINATION

Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on June 2, 2013, which date is ten (10) years from the date of the original adoption hereof by the Board, and no options under the Plan shall thereafter be granted, provided, however, the Board at any time may, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

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The Plan shall be submitted to the  shareholders  of the Company for approval in accordance with the applicable provisions of the New Jersey Business Corporation Act as promptly as practicable and in any event within one year after the date of the original adoption hereof by the Board. Any options granted hereunder prior to such shareholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained on or before June 2, 2004, which date is one ( 1) year from the date of the original adoption hereof by the Board, the Plan and any options granted hereunder shall be terminated.

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